RESOLUTIONS OF BOARD OF DIRECTORS

OF

BB&T CORPORATION

WHEREAS, it is deemed advisable for the Corporation to merge (the “Merger”) with Republic Bancshares, Inc., a Florida corporation (“Republic”), in a tax-free reorganization provided for in Section 368(a)(1)(A) of the Internal Revenue Code of 1986; and

WHEREAS, legal counsel for the Corporation has prepared a form of proposed Agreement and Plan of Reorganization, including a Plan of Merger attached thereto and incorporated therein (the “Agreement”), which Agreement provides that Republic will be merged into the Corporation and that the shares of Republic common stock outstanding immediately preceding the effective time of the Merger will be converted into the right to receive shares of common stock of the Corporation or cash, or a combination thereof, all as more fully set forth in the Agreement and subject to the terms and conditions set forth therein; and

WHEREAS, the proposed transaction and the terms of the Agreement have been explained in detail to the members of the Board of Directors of the Corporation;

NOW, THEREFORE, BE IT RESOLVED, by the Board of Directors of BB&T Corporation, that the form and content of the Agreement shall be and hereby are approved, and the proper officers of the Corporation, acting for and in behalf of the Corporation, shall be and hereby are authorized and empowered to execute, deliver and carry out the Agreement and otherwise to consummate the transactions therein, subject to such changes in the Agreement as such officers shall approve, their execution of the Agreement being deemed to constitute conclusive evidence of their approval of such changes; and

BE IT FURTHER RESOLVED, that the Board of Directors of the Corporation hereby reserves for issuance pursuant to the Agreement up to 14,500,000 shares of the Corporation’s common stock, which shares shall remain so reserved until either issued in exchange for shares of common stock of Republic as provided in the Agreement or until termination of the Agreement, following which any such reserved shares not so issued shall be free of the reservation herein; and

BE IT FURTHER RESOLVED, that the Board of Directors of the Corporation hereby determines that the consideration to be received pursuant to the Agreement for issuance of shares of the Corporation’s common stock is adequate; and

BE IT FURTHER RESOLVED, that the proper officers of the Corporation are hereby authorized and empowered to make application for and on behalf of the Corporation for the listing on the New York Stock Exchange of the shares reserved for issuance hereunder, and the Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer, Chief Administrative Officer, any Senior Executive Vice President and the Secretary or Assistant Secretary of the Corporation, or any one or more of them, are hereby authorized and empowered to appear before any committee or representative of the New York Stock Exchange with authority to present such application for listing and to make such changes in such application and to enter into any agreement related thereto as may be necessary or advisable to conform with the requirements for the listing of such shares on the New York Stock Exchange; and

BE IT FURTHER RESOLVED, that the proper officers of the Corporation and their respective designees shall be and hereby are authorized and empowered to execute and file in the name and on behalf of the Corporation, with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-4, including any pre-effective or post-effective amendments thereto (the “Registration Statement”), providing for the registration of shares of the common stock of the Corporation to be issued pursuant to the Agreement, including a prospectus relating to the issuance of such shares and also serving as the proxy statement for the meeting of the shareholders of Republic at which such shareholders will vote upon the Merger, together with such certificates, exhibits, documents, letters and other instruments as may be required to be filed with the Registration Statement, with such changes, omissions, insertions and amendments as the officers filing the same may approve, such approval to be conclusively evidenced by the filing of the Registration Statement with the Commission; and the proper officers of the Corporation and their respective designees shall be and hereby are authorized and empowered to cause to be prepared, executed and filed with the Commission any documents, letters and other instruments as may be required to be filed in connection therewith as they may deem necessary or advisable, as evidenced by the filing thereof, and to take all such actions and do all such things as shall be necessary or advisable to cause the effectiveness of the Registration Statement or to enable the Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission; and

BE IT FURTHER RESOLVED, that each officer and director of the Corporation who may be required to execute the Registration Statement (whether on behalf of the Corporation or as an officer or director of the Corporation) hereby is authorized to execute a power of attorney nominating, constituting and appointing John A. Allison, IV, Henry Williamson, Jr. and Scott E. Reed or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated above and to file with the Commission the Registration Statement and to file any and all amendments, including post-effective amendments on Form S-4 or other appropriate form, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated above to enable the Corporation to comply with the provisions of the Securities Act, and all requirements of the Commission; and

BE IT FURTHER RESOLVED, that David Craven, Assistant Secretary of the Corporation, hereby is designated as the agent for service and person authorized on behalf of the Corporation to receive notices and communications from the Commission with respect to the Registration Statement, with all the powers conferred upon him as such agent and person by the Securities Act and the regulations of the Commission thereunder; and

BE IT FURTHER RESOLVED, that the authority of the existing transfer agent and registrar for the shares of the common stock of the Corporation shall be and hereby is extended to cover such of the shares of the common stock of the Corporation as may be issued pursuant to the Agreement; and

BE IT FURTHER RESOLVED, that the Board of Directors of the Corporation hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service or other reports, documents or filings relating to these resolutions if in the opinion of the officers of the Corporation executing the same the adoption of such resolution is necessary or desirable and the Secretary or an Assistant Secretary of the Corporation evidences such adoption by inserting in the minutes of this meeting copies of such resolution, which will thereupon be deemed to be adopted by the Board of Directors with the same force and effect as if presented at this meeting; and

BE IT FURTHER RESOLVED, that the proper officers of the Corporation, acting for and in behalf of the Corporation, shall be and hereby are authorized and empowered to take such further actions as may be deemed necessary or advisable to carry out the intent and purpose of the foregoing resolutions, including but not limited to preparing all documentation and to effect all applications, notices and other filings and obtain appropriate permits, consents, approvals and authorizations of all third parties, including the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, and any other applicable federal or state regulatory authority and executing personally or by attorney-in-fact such required filings or amendments or supplements to such required filings, and otherwise causing such filings and any amendments thereto to become effective or otherwise approved.

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